Kennedy-Wilson Holdings, Inc.
Second Quarter 2015
Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2015

Cover
The properties depicted on the cover of this earnings release and supplemental financial information, in order from left to right are: Top Row- Central Park, Dublin, Ireland (held by KWE); Kohanaiki, Kona, Hawaii; 111 Buckingham Palace Road, London (held by KWE); Bottom Row - Harrington Square, Renton, Washington; Fairmont Hotel, St. Andrews, Scotland (held by KWE); Tricenter, Van Nuys, CA

Common Definitions
·     “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·     “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder of which is paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximate 16.2% equity interest in KWE as of June 30, 2015, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 16.2% equity interest as of June 30, 2015, or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.
·      "Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP-required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate exceeds the basis in the previously held loan. These gains also arise when the Company acquires control of an unconsolidated investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment following the acquisition of control in excess of the carrying amount of the equity directly preceding the change of control.

·      "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·      “Adjusted Net Asset Value’’ is calculated by KWE, in accordance with the standards set forth by EPRA, as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·     "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·     "Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition divided by the purchase or sale price.  Cap rates set forth in this presentation only includes data from income-producing properties.   Cap rates represent historical performance and are not a guarantee of future net operating income. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·     "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·    “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments, hedge assets/liabilities, and consolidated loans gross of accumulated depreciation and amortization.
·     "Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·     “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·     “Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property incorporating the operating revenues and expenses.
·    “Same property" refers to properties in which Kennedy Wilson and its consolidated subsidiaries has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Contact:    Daven Bhavsar
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com                        9701 Wilshire Blvd. Suite 700
www.kennedywilson.com                            Beverly Hills, CA 90212

KENNEDY WILSON REPORTS SECOND QUARTER 2015 RESULTS
Q2 Adjusted EBITDA of $112.8 million
$1.8 billion of investment transactions in Q2 by Kennedy Wilson and partners
BEVERLY HILLS, Calif. (August 5, 2015) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for the second quarter of 2015.
For the three months ended June 30, 2015:

•
Adjusted EBITDA was $112.8 million compared to $122.2 million for the same period in 2014, which includes acquisition-related gains of $45.9 million and $52.5 million for the second quarter of 2015 and 2014, respectively. Additionally, in Q2 2015, the Company realized a $22.0 million gain on the sale of its Japanese multifamily portfolio compared to a $52.8 million profit on the sale of an Irish commercial portfolio in Q2 2014.

•	Adjusted Net Income was $63.0 million or $0.61 per basic share compared to $64.2 million or $0.72 per basic share for the same period in 2014.

•
GAAP net income to common shareholders was $31.2 million or $0.29 per basic and $0.27 per diluted share compared to $36.3 million or $0.39 per basic and $0.38 per diluted share for the same period in 2014.

For the six months ended June 30, 2015:

•
Adjusted EBITDA was $166.5 million compared to $191.5 million for the same period in 2014, which includes acquisition-related gains of $46.5 million and $96.5 million for the first six months of 2015 and 2014, respectively.

•	Adjusted Net Income was $93.5 million or $0.96 per basic share compared to $98.5 million or $1.11 per basic share for the same period in 2014.

•	GAAP net income to common shareholders was $27.7 million or $0.27 per basic and diluted share compared to $46.8 million or $0.51 per basic and $0.50 per diluted share for the same period in 2014.
"We had an extremely active first half of 2015 during which we completed nearly $3 billion of investment transactions and more than $1.5 billion of debt financings" said William McMorrow, chairman and CEO of Kennedy Wilson. "We continue to remain focused on new investment opportunities along with value-add asset management, re-development and entitlement activities across our existing portfolio as evidenced by our improving property operating performance."
2Q Highlights

•	Kennedy Wilson sold its Japanese multifamily portfolio generating a pre-tax profit of approximately $72.7 million over the life of the investment. Simultaneously, the Company's wholly-owned Japanese operating subsidiary entered into a 3-year contract with the purchaser to provide asset management services for the portfolio.

•
Kennedy Wilson acquired a 61% equity interest in Vintage Housing Holdings, LLC ("VHH") for $78.7 million. VHH owns certain interests in 30 multifamily properties totaling 5,485 units in the Western U.S., the majority of which have been capitalized using tax credit financing. During fiscal year 2014, the portfolio produced net operating income of approximately $32 million. The Company has elected the fair value option on its unconsolidated investment in VHH. Due to various factors including significant distributions during the escrow period and ownership period, the Company recognized a $12.9 million fair value gain in Q2.

•	The Company and its subsidiaries gained control of three separate investments resulting in acquisition-related gains of $45.9 million, net of non-controlling interest.

•	Across the Company's global same property portfolio, revenues grew 8.3% for multifamily and 1.1% for commercial while net operating income grew 10.7% and 1.9%, respectively.
Investments business
For the three and six months ended June 30, 2015, the Company's Investments segment reported the following results:

•
The Company, together with its equity partners (including KWE), completed investment transactions of approximately $1.8 billion and $2.9 billion during the three and six months ended June 30, 2015, respectively. As further described below, in the second quarter, our average acquisition and disposition cap rates were approximately 7.0% and 4.5%, respectively:

($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)(2)	KW Ownership (2)	KW Equity Basis (at acquisition/disposition) (2)	Pre-Promote Equity Multiple
Three months ended June 30, 2015
Acquisitions(3)	$1,053.4	7.0%	51.7%	$258.6
Dispositions(3)	719.9	4.5%	40.2%	97.3	1.6x
Total	$1,773.3

Six months ended June 30, 2015
Acquisitions(3)	$1,976.4	7.1%	36.8%	$325.6
Dispositions(3)	947.1	4.5%	38.0%	106.8	1.6x
Total	$2,923.5
*Please see footnotes at the end of the earnings release

•
The Company continued to drive growth in same property revenue and net operating income across the portfolio. The three and six month change in same property multifamily units and commercial real estate are as follows:

Three Months ended June 30, 2015	Occupancy	Revenue	NOI
Multifamily	(0.1)%	8.3%	10.7%
Commercial	4.1%	1.1%	1.9%
Six Months ended June 30, 2015
Multifamily	—%	8.0%	10.5%
Commercial	2.4%	2.1%	2.8%

•
The Company continued to take advantage of historically low interest rates and, along with its equity partners, completed investment-level financings totaling $700.3 million and $1.6 billion during the second quarter and first half of 2015:

($ in millions) Three Months Ended June 30, 2015	Amount	Interest Rate	Maturity (years)	% Fixed Rate
Financings - investment level	$581.0	3.39%	7.4	94%
Refinancings - investment level	$119.3	3.44%	9.8	71%
Total	$700.3	3.39%	7.8	90%
Loan terms prior to refinancings	$86.4	3.13%	4.5	3%

Six Months Ended June 30, 2015
Financings - investment level	$1,163.6	3.19%	6.5	79%
Refinancings - investment level	$415.5	3.06%	10.2	92%
Total	$1,579.1	3.15%	7.4	82%
Loan terms prior to refinancings	$315.5	4.03%	4.8	11%

•
In Q2 2015, the Company and its equity partners invested approximately $85.3 million (including $26.5 million by Kennedy Wilson) into 21 existing investments under-going value-add, development, and re-development initiatives. These initiatives along with other value-creation projects may ultimately result in over 3,000 multifamily units, over 1.0 million commercial rentable square feet, over 1,000 residential units, along with substantial upgrades to certain multifamily and commercial properties and hotels. In many cases, the Company allocated little to no basis to land that was acquired in conjunction with adjacent income producing properties. The Company and its equity partners may complete these projects or may seek to sell them after adding value through the entitlement process.

Services business
For the three months ended June 30, 2015, the Company's Services segment reported the following results:

•
Adjusted Fees were $36.7 million compared to $48.7 million for the same period in 2014. In Q2 2014, the Company received a performance fee of $26.2 million related to a sale of an Irish commercial portfolio.

•	Adjusted EBITDA was $20.1 million, compared to $32.7 million for the same period in 2014.
For the six months ended June 30, 2015, the Company's Services segment reported the following results:

•	Adjusted Fees were $63.8 million, compared to $66.8 million for the same period in 2014.

•	Adjusted EBITDA was $32.9 million, compared to $38.3 million for the same period in 2014.
Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•	As of June 30, 2015, Kennedy Wilson owns approximately 22.0 million shares of KWE with a market value of $392.3 million, which represents 16.2% of KWE’s outstanding shares.

•
During the second quarter, Kennedy Wilson earned $5.8 million in management fees and $8.6 million of performance fees related to KWE. Since KWE is a consolidated subsidiary of Kennedy Wilson, the majority of these fees are recognized in the allocation to non-controlling interest.

•	During the second quarter, KWE completed a $471.8 million (£300.0 million) investment grade senior unsecured bond offering with an effective fixed-rate of 3.35% and a maturity of 2022.
Subsequent events

•
In July 2015, KWE acquired a portfolio of nine office buildings located in the south east of England, in close proximity to London. The underlying real estate is valued at £211 million (approximately $332 million) reflecting a cap rate of 8.0%. The portfolio which was purchased with all cash is currently 99% occupied with major tenants including British Telecom, the U.K. government, Pearson, and Avaya.

Footnotes for table
(1) Cap rate includes only income-producing properties. For the three and six months ended June 30, 2015, $210.9 million and $215.2 million of acquisitions and $17.7 million and $62.8 million of dispositions, respectively, were non-income producing assets. Please see "common definitions" for a definition of cap rate.
(2) Cap rate and Kennedy Wilson's ownership are shown on a weighted-average basis.
(3) Kennedy Wilson's equity basis in KWE acquisitions were funded through purchases of KWE stock in current and prior periods.

(4)	For the three and six months ended June 30, 2015, includes $149.7 million and $969.4 million of acquisitions and $8.8 million and $42.2 million of dispositions, respectively, by KWE.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on August 6, 2015.
The direct dial-in number for the conference call is (877) 261-8992 for U.S. callers and (847) 619-6548 for international callers. The confirmation number for the live call is 40193468.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 40193468#.
The webcast will be available at: http://edge.media-server.com/m/p/e87fohy2. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.
About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the U.S., U.K., Ireland, Spain, Jersey and Japan.  The Company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "may," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2014, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·     “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder of which is paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 16.2% equity interest in KWE, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 16.2% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity directly preceding the change of control.

·     "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·   "Cap rate” represents the net operating income of an investment of the year preceding its acquisition or disposition divided by the purchase or sale price.  Cap rates set forth in this presentation only includes data from income-producing properties.  Cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·     “Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property incorporating the operating revenues and expenses.
·     “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$188.6	$174.6
Cash held by consolidated investments	804.0	763.1
Accounts receivable	64.3	55.6
Loan purchases and originations	453.1	313.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	4,986.7	4,228.1
Unconsolidated investments	551.4	492.2
Other assets	298.9	305.1
Total assets	$7,347.0	$6,332.1

Liabilities
Accounts payable	14.9	11.7
Accrued expenses and other liabilities	305.1	253.2
Investment debt	3,277.9	2,195.9
Senior notes payable	702.5	702.4
Line of credit	—	125.0
Total liabilities	4,300.4	3,288.2
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,209.1	991.3
Retained earnings (accumulated deficit)	(60.2)	(62.0)
Accumulated other comprehensive loss	(33.6)	(28.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,115.3	901.1
Noncontrolling interests	1,931.3	2,142.8
Total equity	3,046.6	3,043.9
Total liabilities and equity	$7,347.0	$6,332.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Investment management, property services and research fees	$15.5	$39.0	$31.9	$52.1
Rental	98.3	37.8	188.7	53.7
Hotel	23.3	4.8	46.7	14.1
Sale of real estate	—	6.1	2.1	17.4
Loan purchases, loan originations and other	3.4	4.3	8.8	6.0
Total revenue	140.5	92.0	278.2	143.3
Operating expenses
Commission and marketing	1.8	0.9	3.2	1.8
Rental operating	24.5	11.2	49.1	16.9
Hotel operating	21.8	6.7	43.4	15.2
Cost of real estate sold	—	3.9	1.5	13.5
Compensation and related	44.0	32.2	70.2	52.8
General and administrative	11.8	8.4	21.3	16.5
Depreciation and amortization	38.0	25.3	74.6	32.6
Total operating expenses	141.9	88.6	263.3	149.3
Income from unconsolidated investments, net of depreciation and amortization	17.0	31.0	28.2	33.8
Operating income	15.6	34.4	43.1	27.8
Non-operating income (expense)
Gain on sale of real estate	34.5	—	40.1	—
Acquisition-related gains	53.1	86.0	57.3	170.3
Acquisition-related expenses	(2.0)	(7.6)	(20.1)	(11.6)
Interest expense-investment	(27.2)	(11.1)	(46.6)	(16.4)
Interest expense-corporate	(10.8)	(14.7)	(23.8)	(25.2)
Other income	2.8	2.1	3.6	2.9
Income before provision for income taxes	66.0	89.1	53.6	147.8
Provision for income taxes	(36.1)	(25.4)	(28.0)	(34.2)
Net income	29.9	63.7	25.6	113.6
Net loss (income) attributable to noncontrolling interests	1.9	(25.3)	4.7	(62.7)
Preferred stock dividends and accretion of issuance costs	(0.6)	(2.1)	(2.6)	(4.1)
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$31.2	$36.3	$27.7	$46.8
Basic earnings per share(1)
Income per basic	$0.29	$0.39	$0.27	$0.51
Weighted average shares outstanding for basic	103,721,472	89,140,498	97,669,080	88,645,002
Diluted earnings per share(1)
Income per diluted	$0.27	$0.38	$0.27	$0.50
Weighted average shares outstanding for diluted	111,428,358	102,115,350	103,936,881	101,435,250
Dividends declared per common share	$0.12	$0.09	$0.24	$0.18
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$29.9	$63.7	$25.6	$113.6
Non-GAAP adjustments:
Add back:
Depreciation and amortization	38.0	25.3	74.6	32.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	8.4	12.4	17.2	27.2
Share-based compensation	6.8	1.7	14.1	3.4
Consolidated Adjusted Net Income	83.1	103.1	131.5	176.8
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(20.1)	(38.9)	(38.0)	(78.3)
Adjusted Net Income	$63.0	$64.2	$93.5	$98.5

Basic weighted average number of common shares outstanding	103,721,472	89,140,498	97,669,080	88,645,002
Basic Adjusted Net Income per share	$0.61	$0.72	$0.96	$1.11
(1) $21.8 million and $13.6 million of depreciation and amortization for the three months ended June 30, 2015 and 2014, respectively, and $42.5 million and $15.6 million of depreciation and amortization for the six months ended June 30, 2015 and 2014, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$29.9	$63.7	$25.6	$113.6
Non-GAAP adjustments:
Add back:
Interest expense-investment	27.2	11.1	46.6	16.4
Interest expense-corporate	10.8	14.7	23.8	25.2
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.2	9.5	13.6	20.5
Depreciation and amortization	38.0	25.3	74.6	32.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	8.4	12.4	17.2	27.2
Provision for income taxes	36.1	25.4	28.0	34.2
Consolidated EBITDA	157.6	162.1	229.4	269.7
Add back (less):
Share-based compensation	6.8	1.7	14.1	3.4
EBITDA attributable to noncontrolling interests (1)	(51.6)	(41.6)	(77.0)	(81.6)
Adjusted EBITDA	$112.8	$122.2	$166.5	$191.5
(1) $53.5 million and $16.3 million of depreciation, amortization, taxes and interest for the three months ended June 30, 2015 and 2014, respectively, and $81.7 million and $18.9 million of depreciation, amortization, taxes and interest for the six months ended June 30, 2015 and 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Fees
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Investment management, property services and research fees	$15.5	$39.0	31.9	52.1
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	17.3	6.1	24.3	7.7
KW share of fees in unconsolidated service businesses (2)	3.9	3.6	7.6	7.0
Adjusted Fees	$36.7	$48.7	$63.8	$66.8

(1) The three months ended June 30, 2015 and 2014 includes $13.3 million and $4.1 million, respectively, and the six months ended June 30, 2015 and 2014 includes $18.2 million and $4.4 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment(1)
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investments	2015	2014	2015	2014
Net income	$90.4	$88.1	98.1	160.4
Add back (less):
Interest expense - investment	27.2	11.1	46.6	16.4
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.0	8.8	13.2	19.5
Depreciation and amortization	38.0	25.3	74.6	32.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	7.7	11.8	15.8	25.9
EBITDA attributable to noncontrolling interests (2)	(50.6)	(41.6)	(77.4)	(81.6)
Fees eliminated in consolidation	(17.3)	(6.1)	(24.3)	(7.7)
Adjusted EBITDA	$102.4	$97.4	$146.6	$165.5

(1) Adjusted EBITDA for Corporate segment was $(9.7) million and $(7.9) million for three months ended June 30, 2015 and 2014, respectively, and $(13.0) million and $(12.3) million for six months ended June 30, 2015 and 2014, respectively.
(2) $53.5 million and $16.3 million of depreciation, amortization, taxes and interest for the three months ended June 30, 2015 and 2014, respectively and $81.7 million and $18.9 million of depreciation, amortization, taxes and interest for the six months ended June 30, 2015 and 2014, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Services	2015	2014	2015	2014
Net income	$2.9	$25.4	6.4	28.3
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.2	0.6	0.4	1.0
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	0.6	1.4	1.3
Other operating (income) expenses attributable to noncontrolling interests	(1.0)	—	0.4	—
Fees eliminated in consolidation	17.3	6.1	24.3	7.7
Adjusted EBITDA	$20.1	$32.7	$32.9	$38.3

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	June 30, 2015	December 31, 2014
Market Data
Common stock price per share (1)	$24.59	$25.30
Common stock and convertible preferred stock:
Basic shares outstanding (1)	112,882,859	96,091,446
Shares of common stock underlying Series A mandatory convertible preferred (2)	—	8,485,303
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,229,655	3,203,364
Total common stock and convertible preferred stock	116,112,514	107,780,113

Equity Market Capitalization	$2,855.2	$2,726.8

Corporate Debt (4)
Senior notes payable	705.0	705.0
Corporate line of credit	—	125.0
Total corporate debt	705.0	830.0
Total Capitalization	3,560.2	3,556.8
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(188.6)	(174.6)
Total Enterprise Value	$3,371.6	$3,382.2
(1) Basic share count and common stock share price per share as of June 30, 2015 and December 31, 2014, respectively.
(2) $100 million of Series A mandatory convertible preferred stock that were converted into 8,554,948 basic shares on May 19, 2015 at a conversion price of $11.69 per share. The conversion price for the Series A mandatory convertible preferred stock was $11.79 per share as of December 31, 2014.
(3) $32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. The conversion price for the Series B mandatory convertible preferred stock was $10.08 and $10.16 per share as of June 30, 2015 and December 31, 2014, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(4) Excludes $3,277.9 million and $2,195.9 million of consolidated investment debt for the period ended June 30, 2015 and December 31, 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

June 30, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $179.6	$5,166.3
Loan purchases and originations	453.1
Investment debt	(3,277.9)
Cash held by consolidated investments	804.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $61.1	583.2
Hedge asset	27.9
Other(2)	73.4
Consolidated investment account	3,830.0
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $83.0	(2,014.3)
Investment account	$1,815.7
(1) Excludes $29.3 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at June 30, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$547.7	$236.9	$115.9	$194.6	$38.5	$1,133.6
Japan	4.9	3.4	—	0.3	—	8.6
United Kingdom	8.8	86.0	20.8	5.1	—	120.7
Ireland	38.7	28.3	1.2	23.8	72.9	164.9
KW share of cash held by consolidated investments						48.6
Total excluding KWE	$600.1	$354.6	$137.9	$223.8	$111.4	$1,476.4
KWE:
United Kingdom	$—	$147.8	$61.5	$—	$7.7	$217.0
Ireland	9.1	44.1	7.1	4.5	5.5	70.3
Spain	—	—	—	7.6	—	7.6
KW share of unsecured debt held by KWE						(75.0)
KW share of net cash held by KWE						119.4
Total KWE	$9.1	$191.9	$68.6	$12.1	$13.2	$339.3
Grand Total	$609.2	$546.5	$206.5	$235.9	$124.6	$1,815.7

						Loans Secured by
	Multifamily			Commercial		Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	21,607	75	19.3	35	5.1	$101.2	9	4,239	32	742	23	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	147	1	0.1	10	2.4	307.4	51	—	86	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	37.8	151	13	—	—	3	265	1	1
Total Excluding KWE	24,941	130	20.9	49	7.7	$446.4	211	4,252	118	742	28	628	25	3
KWE:
United Kingdom	—	—	—	228	7.9	630.4	16	—	—	—	—	209	520	1
Ireland	357	2	0.3	25	1.2	149.9	12	1	—	—	1	138	171	1
Spain	—	—	—	—	—	—	—	—	—	—	3	—	—	—
Total KWE	357	2	0.3	253	9.1	$780.3	28	1	—	—	4	347	691	2
Grand Total	25,298	132	21.2	302	16.8	$1,226.7	239	4,253	118	742	32	975	716	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 16.2% ownership interest in KWE as of June 30, 2015.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2014
(Unaudited)
(Dollars in millions)

December 31, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $121.8	$4,349.9
Loan purchases and originations	313.4
Investment debt	(2,195.9)
Cash held by consolidated investments	763.1
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $69.4	532.7
Hedge Asset	30.6
Other(2)	83.9
Consolidated investment account	3,877.7
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $50.6	(2,193.4)
Investment account	$1,684.3
(1) Excludes $28.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2014 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other		Hotel	Total
Western U.S.	$411.2	$229.1	$75.2	$145.0		$38.3	$898.8
Japan	80.9	3.6	—	0.4		—	84.9
United Kingdom	3.4	88.6	17.0	8.6		0.2	117.8
Ireland	63.8	40.1	8.9	27.1		91.1	231.0
KW share of cash held by consolidated investments							49.9
Total excluding KWE	$559.3	$361.4	$101.1	$181.1		$129.6	$1,382.4
KWE:
United Kingdom	$—	$102.1	$25.9	$—		$6.9	$134.9
Ireland	8.0	26.9	21.9	2.8	(2)	5.1	64.7
KW share of net cash held by KWE							102.3
Total KWE	$8.0	$129.0	$47.8	$2.8		$12.0	$301.9
Grand Total	$567.3	$490.4	$148.9	$183.9		$141.6	$1,684.3

	Multifamily			Commercial		Loans Secured by Real Estate		Residential and Other					Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.		Hotel Rooms	Acres	Properties
Western U.S.	17,115	48	15.0	33	5.0	$89.8	13	3,483	6	619	19		363	23	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1		—	—	—
United Kingdom	66	1	—	14	2.7	335.5	22	—	167	—	1		—	—	—
Ireland	777	4	0.7	3	0.2	48.1	13	13	—	—	2		265	1	1
Total excluding KWE	20,368	103	16.6	51	7.9	$473.4	48	3,496	173	619	23		628	24	3
KWE:
United Kingdom	—	—	—	62	5.4	$275.5	6	—	—	—	—		209	520	1
Ireland	353	2	0.3	14	1.0	353.5	15	1	—	—	2	(2)	138	171	1
Total KWE	353	2	0.3	76	6.4	$629.0	21	1	—	—	2		347	691	2
Grand Total	20,721	105	16.9	127	14.3	$1,102.4	69	3,497	173	619	25		975	715	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 14.9% ownership interest in KWE as of December 31, 2014.
(2) Includes $1.0 million investment account balance related to a residential project in Spain.

Kennedy-Wilson Holdings, Inc.
Components of Value(1) - Summary
(Unaudited)
(Dollars in millions)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE Plc), the value of KW’s services business and subtracting KW’s net liabilities.

Investments
		Description	KW Investment Account	Occupancy	NOI (3)	Investment Debt	Pre-promote Ownership (4)	Common Valuation Approach	Page #
1	Multifamily (2)	24,941 Units	$600.1	94.8%	$248.5	$2,711.4	49.0%	Cap rate; price per unit	19
2	Commercial (2)	7.7 million square feet	354.6	82.8%	98.9	936.8	42.6%	Cap rate; price per square foot	20
3	Hotels, loans, residential, and other (2)	28 real estate investments, 51 loans	293.4					Equity basis multiple	21
3a	Development and redevelopment	Detail on significant value creation projects	179.7					Residual value of land	23
				# of Shares (millions)	Share Price	Market Value
4	KWE Plc	16.2% ownership in LSE:KWE	$339.3	22.0	$17.86	$392.3	100.0%	Market Value per share; Sum-of-the-parts	24

Services
					Annualized Adj. Fees (5)	Annualized Adj. EBITDA (5)
5	Investment management	Management and promote fees			$80.1	$54.8	100.0%	Adj. EBITDA or Adj. Fees Multiple	25
6	Property services and research	Fees and commissions			$47.3	$10.9	100.0%	Adj. EBITDA or Adj. Fees Multiple	25
	Total Services				$127.4	$65.7

Net liabilities
	Liabilities / (Other Assets)		Book Value
7	Senior notes payable	KWH Corporate debt	$705.0				100%	Book Value
7	Cash and other net assets	Net current assets of the company	$(282.0)				100%	Book Value
	Total Net Liabilities		$423.0						26
(1) All information as of June 30, 2015
(2) Excludes investments held by KWE.
(3) Represents NOI for the six months ended June 30, 2015 on an annualized basis. For properties purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.    Similarly, estimated year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.
(4) Weighted-average ownership figures.
(5) Annualized figures are calculated by multiplying the six-month adjusted fees/adjusted EBITDA figures by two and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

Multifamily	# of Properties	# of Units	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (5)	KW Investment Account(1)
Western U.S.	75	21,607	95.0%	$214.5	$2,187.2	52.3%	$547.7
Japan (4)	50	2,410	95.2	19.7	385.0	5.0	4.9
United Kingdom (4)	1	147	46.8	1.8	—	50.0	8.8
Ireland (4)	4	777	95.6	12.5	139.2	53.8	38.7
Total excluding KWE	130	24,941	94.8%	$248.5	$2,711.4	49.0%	$600.1
KWE
Ireland (4)	2	357	93.0%	$5.0	$52.9	16.2%	$9.1
Total KWE	2	357	93.0%	$5.0	$52.9	16.2%	$9.1

Grand Total	132	25,298	94.7%	$253.5	$2,764.3	47.8%	$609.2

Same Property Analysis By Region (including KWE)

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	12,347	94.6%	94.5%	0.1%	$56.5	$51.6	9.5%	$37.1	$32.9	12.7%
Japan	2,410	95.3	96.0	(0.7)%	6.3	6.4	(1.3)%	4.9	5.0	(2.1)%
Ireland	1,053	95.0	96.9	(2.0)%	5.4	5.0	7.5%	4.1	3.7	9.5%
Total	15,810	94.7%	94.9%	(0.1)%	$68.2	$63.0	8.3%	$46.1	$41.6	10.7%

Six Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	11,975	94.5%	94.5%	—%	$108.1	$98.8	9.3%	$71.0	$63.1	12.6%
Japan	2,410	95.9	95.7	0.2%	12.6	12.7	(0.8)%	9.9	9.9	—%
Ireland	751	95.9	97.8	(1.9)%	7.5	7.1	5.6%	5.7	5.4	5.7%
Total	15,136	94.8%	94.8%	—%	$128.2	$118.6	8.0%	$86.6	$78.4	10.5%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

(1) As of June 30, 2015.
(2) Represents NOI for the six months ended June 30, 2015 on an annualized basis. For properties purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.
(3) Debt represents 100% debt balance against properties as of June 30, 2015.
(4) Estimated foreign exchange rates are ¥122 = $1 USD, £0.64 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (4)	KW Investment Account(1)
Western U.S.	35	5.1	81.1%	$51.0	$532.6	43.2%	$236.9
Japan (5)	1	—	100.0	0.3	2.0	82.0	3.4
United Kingdom (5)	10	2.4	85.1	38.4	306.1	38.3	86.0
Ireland (5)	3	0.2	96.0	9.2	96.1	50.9	28.3
Total excluding KWE	49	7.7	82.8%	$98.9	$936.8	42.6%	$354.6
KWE:
United Kingdom (5)	228	7.9	97.0%	$136.4	$1,001.2	16.2%	$147.8
Ireland (5)	25	1.2	94.2	32.7	294.6	16.2	44.1
Total KWE	253	9.1	96.6%	$169.1	$1,295.8	16.2%	$191.9

Grand Total	302	16.8	90.3%	$268.0	$2,232.6	27.3%	$546.5

Same Property Analysis By Region (including KWE)

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	3.9	88.2%	85.4%	3.2%	$19.0	$18.3	3.7%	$11.1	$10.3	6.8%
Japan	—	100.0	100.0	—	0.2	0.2	—	0.2	0.2	2.4%
United Kingdom	4.8	91.5	86.1	6.2	18.8	19.1	(1.2)	18.2	18.3	(0.9)%
Ireland	1.1	97.9	99.2	(1.3)	8.3	8.2	0.8	8.4	8.2	2.1%
Total	9.8	90.9%	87.3%	4.1%	$46.3	$45.8	1.1%	$37.9	$37.0	1.9%

Six Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	3.9	87.8%	85.4%	2.8%	$37.8	$36.2	4.3%	$22.3	$20.4	9.2%
Japan	—	100.0	100.0	—	0.2	0.2	—	0.2	0.2	2.4%
United Kingdom	2.3	87.5	84.6	3.4	22.1	22.3	(1.1)	20.0	20.6	(2.6)%
Ireland	1.1	98.6	99.2	(0.6)	16.8	16.5	1.6	16.7	16.5	1.6%
Total	7.3	89.3%	87.3%	2.4%	$76.9	$75.2	2.1%	$59.2	$57.7	2.8%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

(1) As of June 30, 2015.
(2) Represents NOI for the six months ended June 30, 2015 on an annualized basis. For deals purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Excludes NOI representing approximately 714,000 commercial sq. ft. in the Western U.S. and approximately 18,000 sq. ft. in Ireland that are either vacant or undergoing lease up. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.
(3) Debt represents 100% debt balance against properties as of June 30, 2015.
(4) Weighted-average ownership figures.
(5) Estimated foreign exchange rates are ¥122 = $1 USD, £0.64 = $1 USD and €0.90 = $1 USD, related to NOI and debt.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

Hotel	# of Investments	Hotel Rooms	Total Acres	NOI (2)	Debt (3)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	2	363	24	$4.5	$39.2	52.8%	$38.5
Ireland (5)	1	265	1	8.5	80.3	100.0	72.9
Total excluding KWE	3	628	25	$13.0	$119.5	76.4%	$111.4

KWE:
United Kingdom (5)	1	209	520	$2.9	$—	16.2%	$7.7
Ireland (5)	1	138	171	$2.0	$—	16.2%	$5.5
Total KWE	2	347	691	$4.9	$—	16.2%	$13.2

Grand Total	5	975	716	$17.9	$119.5	54.8%	$124.6

Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB (8)	Pre-Promote Ownership% (4)	KW Investment Account (1)
Western U.S.	9	$101.9	9	$1.2	$101.2	$52.8	57.7%	$115.9
United Kingdom (5)	51	928.8	23	526.7	307.4	39.5	12.7	20.8
Ireland (5)	151	402.7	19	81.4	37.8	3.8	10.0	1.2
Total excluding KWE	211	$1,433.4	51	$609.3	$446.4	$96.1	31.5%	$137.9

KWE:
United Kingdom (6)	16	658.6	16	41.2	630.4	99.2	14.8	61.5
Ireland (6)	12	241.0	9	50.8	149.9	24.3	16.2	7.1
Total	28	$899.6	25	$92.0	$780.3	$123.5	15.1%	$68.6

Grand Total	239	$2,333.0	76	$701.3	$1,226.7	$219.6	20.9%	$206.5
(1) As of June 30, 2015.
(2) Represents NOI for the six months ended June 30, 2015 on an annualized basis. For deals purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.
(3) Debt represents 100% debt balance against properties as of June 30, 2015.
(4) Weighted-average ownership figures.
(5) Estimated foreign exchange rates are ¥122 = $1 USD, £0.64 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(6) Represents total number of loans at initial acquisition of respective pools.
(7) Unpaid Principal Balance.
(8) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (2)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	23	32	4,239	742	$18.6	38.4%	$194.6
Japan	1	—	—	—	—	100.0	0.3
United Kingdom (3)	1	86	—	—	—	50.0	5.1
Ireland (3)	3	—	13	—	—	50.5	23.8
Total excluding KWE	28	118	4,252	742	$18.6	39.7%	$223.8

KWE:
Ireland (3)	1	—	1	—	$—	16.2%	$4.5
Spain (3)	3	—	—	—	$3.5	15.8%	$7.6
Total KWE	4	—	1	—	$3.5	15.9%	$12.1

Grand Total	32	118	4,253	742	$22.1	36.9%	$235.9

(1) As of June 30, 2015.
(2) Debt represents 100% debt balance against properties as of June 30, 2015.
(3) Estimated foreign exchange rates are ¥122 = $1 USD, £0.64 = $1 USD and €0.90 = $1 USD, related to NOI and debt.
(4) Weighted-average ownership figures.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives
(Unaudited)
(Dollars in millions)

Kennedy Wilson has the following significant projects in process that contain various value-add components, including adding multifamily units, commercial square feet, residential lots, and entitling land adjacent to existing Kennedy Wilson investments.

Kennedy Wilson Holdings (excluding KWE)(1) _ As of June 30, 2015

			If Completed
Property Type	Location	Project Description	Commercial Square Feet	MF Units	Residential Units	Estimated Remaining capital expenditure to completion (if built)(2)	Investment Account	KW Ownership
Residential	Hawaii	On-going development of 450 acres. Includes 67,000 sq. ft. clubhouse and 350 residential units	—	—	350	$675	$41.8	13%
Mixed-use	California	Obtained entitlement to build an additional 1,061 residential units, up to 74,000 square feet of commercial, and a 300 room condo/hotel tower within existing 409-unit apartment community	74,000	1,061	300	350	2.7	51%
Commercial	Ireland	Obtained entitlement on five acres of land adjacent to a Kennedy Wilson owned commercial building to build 384,000 square feet of mixed use commercial space and 204 multifamily units	384,000	204	—	225	17.9	50%
Residential	Hawaii	Entitling 455 acres for 91 lots			91	200	41.0	100%
Mixed-use	Ireland	Currently adding 383 multifamily units and 50,000 commercial rentable square feet to existing 423-unit apartment community	50,000	383	—	135	5.8	50%
Residential	California	Entitling 33 acres to build approximately 219 residential units	—	—	219	110	17.8	50%
Multifamily	Washington	Entitling five acres build approximately 932 units in three projects	—	932	—	100	0.5	51%
Multifamily	California	Entitling four acres of land adjacent to a commercial building owned by Kennedy Wilson for 194 multifamily units	—	194	—	75	6.0	89%
Residential	California	Entitling three acres of land adjacent to a KW owned hotel for 39 residential units	—	—	39	50	1.3	50%
Residential	California	Entitling 113 acres for 65 residential lots	—	—	65	50	37.9	50%
Residential	California	Entitling three acres of land adjacent to a retail center owned by Kennedy Wilson for 63 residential units	—	—	63	30	7.0	100%
		Total	508,000	2,774	1,127	$2,000	$179.7
(1) This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects.
(2) Total costs represent an estimate of the project's total cost to completion, if built. Total remaining costs may be financed with third-party equity, proceeds from project sales, and/or debt financing. These figures are budgeted costs and are subject to change.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary(1)
(Unaudited)
(Dollars in millions, except share information)

As of June 30, 2015, Kennedy Wilson owns 16.2% of the outstanding share capital of Kennedy Wilson Europe (KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(2)	KWH Investment Account	Dividend Yield (3)
KWE Stock Position	22.0	$17.86	$392.3	$339.3	3.5%
(1) All information as of June 30, 2015
(2) Estimated foreign exchange rate is £0.64 = $1 USD. The share price of KWE on June 30, 2015 was £11.36.
(3) Dividend yield is annualized based upon the per share quarterly dividend of 10 pence

($ in millions, except share count and per share price)
Market Data	June 30, 2015
Common stock price per share (1)	$17.86
Basic shares outstanding	135,601,972
Market Capitalization	$2,421.9
(1) Estimated foreign exchange rate is £0.64 = $1 USD. The share price of KWE on June 30, 2015 was £11.36.

KWE Plc (1)
Portfolio Statistics as of June 30, 2015

Asset Mix	%
Real Estate Assets	88%
Loan portfolios	12%
100%

Geography	%
United Kingdom	72%
Ireland	26%
Spain	2%
100%

Sector	%
Office	39%
Retail	24%
Industrial	8%
Leisure	6%
Residential	3%
Development	5%
Hotel	3%
Loans	12%
100%
(1) As reported by KWE.

Kennedy-Wilson Holdings, Inc.
Global Services Platform
(Unaudited)
(Dollars in millions)

Kennedy Wilson's services business offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Our services platform has over $18 billion in AUM (1) and over 67 million square feet under management.
Below are other key statistics related to our services platform:

Services
	Investment Management	Property Services & Research
Annualized Q2 2015 Adjusted Fees (2)	$80.1 million	$47.3 million
Annualized Q2 2015 Adjusted EBITDA (2)	$54.8 million	$10.9 million
Description	$5.4 billion in total Invested Capital (3)

(1) As defined in "Common Definitions" section of the earnings release.

(2)  Annualized figures are calculated by multiplying the six-month adjusted fees/adjusted EBITDA figures by two and are not indicators of the actual results that the Company will or expects to realize in any period.

(3) Represents total investment level equity on which we earn fee income, of which $1.8 billion relates to Kennedy Wilson.

Kennedy Wilson's total adjusted fees were $63.8 million for the six-months ended June 30, 2015. Below are the adjusted fees by region:

	Six months ended June 30, 2015
Region	Investment Management	Property Services & Research	Total
United States	$4.0	$16.0	$20.0
Europe	33.1	7.7	40.8
Japan	3.0	—	3.0
Adjusted Fees Total	$40.1	$23.7	$63.8

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (excluding KWE)	Consolidated KWE	Unconsolidated Debt	Unsecured Debt
2015	$13.6	$—	$458.1	$—		$53.3
2016	46.2	0.4	286.6	—		154.8
2017	194.0	0.9	278.7	—		316.6
2018	40.2	182.3	321.3	—		181.1
2019	113.1	815.7	138.8	—		276.4
2020	148.7	105.5	79.5	—		174.4
2021	60.4	0.1	94.7	—		64.2
2022	11.2	464.4	149.2	—		129.1
2023	134.9	244.5	50.5	—		174.6
2024	162.2	0.1	26.2	650.0	(1)	769.4
Thereafter	537.1	2.4	441.5	55.0	(1)	489.2
Total	$1,461.6	$1,816.3	$2,325.1	$705.0		$2,783.1
(1) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.3%

Weighted average remaining maturity in years (KW Share): 6.8 years

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Investment Level Debt (2)
Investment Level Debt (excl. KWE)	$2,807.1	$374.5	$605.1	$3,786.7
KW Corporate Debt	705.0	—	—	705.0
Investment Level Debt (KWE)	817.5	618.2	380.6	1,816.3
Total	$4,329.6	$992.7	$985.7	$6,308.0
(2) Represents $3,277.9 million of consolidated asset level debt and $2,325.1 million of unconsolidated asset level debt. Approximately 99% of such asset level debt is non-recourse to the Company.

Kennedy Wilson has the following sources of liquidity:

(Dollars in millions)	June 30, 2015
Cash and cash equivalents	$188.6
Kennedy Wilson Share of Consolidated Cash (excluding KWE)	48.6
Kennedy Wilson Line of Credit ($0 drawn)	300.0
KWE Stock Position Market Value(1) (Unencumbered)	392.3
Total	$929.5
(1) Estimated foreign exchange rate is £0.64 = $1 USD. The share price of KWE on June 30, 2015 was £11.36. There can be no assurances that the Company will be able to sell its share in KWE at such price per share.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Balance Sheets (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	June 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$910.0	$839.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	8,675.7	7,410.8
Loan purchases and originations	631.1	464.8
Other assets	538.2	425.0
Total assets	$10,755.0	$9,140.5
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	369.9	196.4
Investment debt	5,603.0	4,112.7
Total liabilities	5,972.9	4,309.1
Equity
Total equity	4,782.1	4,831.4
Total liabilities and equity	$10,755.0	$9,140.5
(1) Kennedy Wilson’s Investment Level Estimated Balance Sheets are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheets do not include third party assets that Kennedy Wilson manages and in which Kennedy Wilson does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheets on page 11 for its balance sheets prepared in accordance with U.S. GAAP.
(2) The Company has an approximate 34% ownership in our $10.8 billion investment portfolio as of June 30, 2015.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Operating Income Statements (1)
(Unaudited)
(Dollars in millions)

The following investment level estimated operating income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Rental	$174.9	$144.9	347.8	286.5
Hotel	23.3	4.8	46.7	14.1
Loans and other	4.9	17.8	32.0	37.8
Total revenue	203.1	167.5	426.5	338.4

Property Operating expenses
Rental and other	70.6	62.3	136.5	116.1
Hotel	21.8	6.7	43.4	15.2
Total property operating expenses	92.4	69.0	179.9	131.3

NOI (2)	$110.7	$98.5	$246.6	$207.1
(1) Kennedy Wilson’s Investment Level Estimated Income Statements are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Operating Income Statements do not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statements of Operations on page 12 for its unaudited statements of operations prepared in accordance with U.S. GAAP.
(2) Excludes depreciation and amortization of $61.9 million and $61.5 million for the three months ended June 30, 2015 and 2014 and $121.5 million and $108.4 million for the six months ended June 30, 2015 and 2014.